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                                                        EXHIBIT 99.2

                                    PITTSTON


                  SAVINGS-INVESTMENT PLAN VOTING INSTRUCTIONS
                             TO: IDS TRUST, TRUSTEE

PROXY


        I hereby instruct the Trustee to vote (or cause to be voted) all shares of Common Stock of The Pittston Company credited to my account under the Plan at the Special Meeting of Shareholders to be held on Thursday, January 18, 1996, at 3:00 p.m., Eastern Standard Time (and at any adjournment thereof) on the Brink's Stock Proposal, which would, among other things, redesignate Pittston Services Group Common Stock as Pittston Brink's Group Common Stock and approve the distribution of Pittston Burlington Group Common Stock on the basis of one-half of one share of Burlington Stock for each outstanding share of Services Stock, and on all other matters coming before the meeting.



        Please date, sign exactly as your name appears below and return this card in the enclosed envelope. Your shares will not be voted by the Trustee in accordance with your instructions unless you sign and return this card so that it will reach the Trustee no later than Wednesday, January 17, 1996. These instructions are irrevocable.


        IF YOU WISH TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN, DATE AND RETURN THIS CARD AND DO NOT MARK ANY BOX. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSAL AS THE BOARD OF DIRECTORS RECOMMENDS. IF YOU WISH TO VOTE INDIVIDUALLY, PLEASE MARK THE APPROPRIATE BOX ON THE BACK OF THIS CARD AND THIS PROXY WILL THEN BE VOTED AS MARKED. FAILURE TO SIGN, DATE AND RETURN THIS CARD OR TO OTHERWISE VOTE AT THE SPECIAL MEETING WILL HAVE THE EFFECT OF A NEGATIVE VOTE ON THE PROPOSAL.

                                                                          [OVER]
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             The Board of Directors Recommends a vote 'FOR' Item 1.

------------------                            X PLEASE MARK YOUR VOTE LIKE THIS.

Item 1 -- Approval of the Brink's Stock Proposal.

FOR                             AGAINST                                           ABSTAIN

------------------              ------------------                                ------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                   PLEASE  MARK, DATE,  SIGN AND
                                                   MAIL THIS  CARD  PROMPTLY  IN
                                                   THE   POSTAGE   PAID   RETURN
                                                   ENVELOPE PROVIDED.


                                                   Date  .......................


                                                    ............................
                                                             SIGNATURE
                                                    ............................
                                                             SIGNATURE

PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK.
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